                                                                   Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Paxson Communications Corporation of our report dated March 13, 1998 relating to the financial statements of Paxson Communications Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP



Fort Lauderdale, Florida
July 15, 1998